Exhibit 10.3



                          AMENDMENT TO LEASE


THIS Amendment to Lease Agreement dated as of the 27th day of January, 2003 between THE DANBURY INDUSTRIAL CORPORATION, a Connecticut corporation having a principal place of business in Danbury, Connecticut, acting herein by David M. Boyce, its President, duly authorized, ("the Landlord") and COGNITRONICS CORPORATION, a New York corporation having a principal place of business in Danbury, Connecticut (the "Tenant").

WHEREAS, the Landlord and Seymour R. Powers and Tenant entered into a Lease dated April 29th, 1993, for premises located at 1-3
Corporate Drive, in Danbury, Connecticut, which Lease was for an initial term of ten (10) years, with one five (5) year option to renew (hereinafter referred to as the "Lease");

WHEREAS, in 2002, Seymour R. Powers, Trustee transferred his interest in the premises described in Schedule A of the Lease, of which the Demised Premises is a part, to Landlord;

WHEREAS, Landlord is the owner of the entirety of the Demised
Premises; and,

WHEREAS, the Demised Premises contain approximately 40,500 square feet on two floors of the building, but the Lease was based on the premises containing approximately 40,000 square feet;

NOW, THEREFORE, it is agreed between the parties as follows:

        1. Tenant shall have the right to continue to lease approximately 27,600 square feet of the Demised Premises which is located on the first floor of the building and Tenant hereby releases any right to lease the 12,200 square feet of the Demised Premises located on the second floor of the building, and approximately 700 square feet located on the first floor of the Demised Premises. The portion of the Demised Premises consisting of approximately 27,600 square feet occupied and to be occupied b y Tenant for the term as hereinafter defined is shown on plans prepared by Stephen Griss Associates Architecture entitled Cognitronics Corporation, 3 Corporate Drive, Danbury Connecticut 06810, 1st Floor Plan dated November 18, 2002 (hereinafter the "1st Floor Plan"), a copy of which is annexed hereto as Schedule "A", with the space allocated to Tenant referred to as "Tenant 'A'." Tenant shall be entitled to use the Vestibule area shown on the 1st Floor Plan in common with "Tenant 'C'" as shown on said plan.

        2, Tenant shall provide Landlord and any occupant of the space shown on the 1st Floor Plan as allocated to "Tenant 'C'" and the 12,200 square feet on the second floor of the Demised Premises with reasonable access to the Elevator Equipment Room, Telephone Equipment Room, Electrical Room, and any other utility room located in the space allocated to "Tenant 'A'" as shown on the 1st Floor Plan, as may be necessary by Landlord or said occupant(s) for the maintenance and use of said space or to comply with any law or regulation.

        3. The term of the lease shall be modified effective January 1, 2003 and is hereby renewed from January 1, 2003 through October 31, 2009. Tenant agrees to pay as rent for the Demised Premises for said period to the Landlord a base rental as follows:

        A total annual rent of ONE HUNDRED SEVENTY THOUSAND AND 00/100 ($170,000.00) DOLLARS payable in equal monthly payments of FOURTEEN THOUSAND ONE HUNDRED SIXTY-SIX AND 67/100 ($14,166.67) DOLLARS which shall be due and payable on the first of each month from January 1, 2003 through November 30, 2005; and

        A total annual rent of ONE HUNDRED EIGHTY TWO THOUSAND AND 00/100 ($182,000.00) DOLLARS payable in equal monthly payments of FIFTEEN THOUSAND ONE HUNDRED SIXTY-SIX AND 67/100 ($15,166.67) DOLLARS which shall be due and payable on the first of each month from December 1, 2005 through October 31, 2008.

        4. Section Twenty-Five of the Lease entitled "Taxes" is hereby modified as follows:

        The tenant shall pay as addition rent 26.6% of the amount of real estate taxes due and payablew to the City of Danbury, which may be imposed upon the property of which the Demised Premises are a part.

        5. Section Thirty-Four of the Lease entitled "Common Area Maintenance" is hereby modified as follows:

        The tenant's pro rate share of Common Area Maintenance to be paid as additional rent under the lease shall be adjusted to 26.6 percent.

        6. Section Nineteen of the Lease entitled "Insurance" is hereby modified as follows:

        Tenant's pro rata share of the insurance premium to be paid as additional rent shall be adjusted to 26.6 percent. Tenant agrees to maintain insurance in said section with limitations of at least $1,000,000.00 for bodily injury and property damage on a combined single limit basis; and $1,000,000.00 in the aggregate. Tenant's liability insurance carrier shall be licensed in the State of Connecticut and have an A.M. Best rating of A-. The Tenant shall furnish a Certificate of Insurance as to the above-described policy to the Landlord. The general public liability insurance policy shall name both Landlord and Tenant as the insured parties.

        7. Landlord shall complete fit out work to create space similar to that set forth in drawings provided by Tenant to Mel
Powers in the approximate amount of $169,000.00.

        8. All other terms and conditions of the base lease dated April 29, 1993 shall remain in full force and effect.

        9. This Amendment to Lease Agreement shall be binding upon the successors and assigns of the parties hereto.